Exhibit 10.1
EXECUTION VERSION
JOINDER AGREEMENT
JOINDER AGREEMENT, dated as of July 30, 2018 (this “Agreement” or “Joinder Agreement”), by and among the New Lenders (as defined below), the US Borrower (as defined below) and JPMorgan Chase Bank, N.A. (“JPMorgan”) as Administrative Agent.
RECITALS:
WHEREAS, reference is hereby made to the Credit Agreement, dated as of May 27, 2016 (as amended by Amendment No. 1, dated as of September 18, 2017, Amendment No. 2, dated as of December 13, 2017, Amendment No. 3, dated as of June 12, 2018 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Navistar Financial Corporation, a Delaware corporation (the “US Borrower”), Navistar Financial, S.A. DE C.V., Sociedad Financiera de Objeto Multiple, Entidad Regulada, a Mexican corporation, the several lenders from time to time party thereto (the “Lenders”), the Administrative Agent and Bank of America, N.A., as Syndication Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);
WHEREAS, pursuant to Section 4.16 of the Credit Agreement, the US Borrower may establish New TLB Commitments by, among other things, entering into a Joinder Agreement with New Lenders;
WHEREAS, the US Borrower has requested that the lenders set forth on Schedule A annexed hereto (each a “New Lender”) provide New TLB Commitments in the form of New TLB Loans (the “New TLB Commitments”) hereunder, and make New TLB Loans pursuant hereto (the “New TLB Loans”), in a single draw in an aggregate principal amount equal to $400,000,000 (the “Aggregate New TLB Commitments”), the proceeds of which will be used (a) to make a loan pursuant to Section 8.05(a)(xvi) of the Credit Agreement to International Truck and Engine Corporation Cayman Islands Holding Company, a company organized in the Cayman Islands, in an amount not to exceed $150,000,000, (b) to pay fees and expenses incurred in connection with this Agreement and (c) for other general corporate purposes; and
WHEREAS, JPMorgan, Citigroup Global Markets Inc. and Goldman Sachs Lending Partners LLC have agreed to act as joint lead arrangers and joint bookrunners (collectively, the “Joint Lead Arrangers”) for the New TLB Loans.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Each New Lender party hereto hereby agrees to commit to provide its respective New TLB Commitment, as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth in Section 10 below, to make New TLB Loans on the Effective Date to the US Borrower in an aggregate principal amount not to exceed its New TLB Commitments.
Each New Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any other New Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Lender.
Subject to Section 16, each New Lender hereby agrees that its New TLB Commitment and New TLB Loans will be made on the following terms and conditions:

1.
Terms Generally. Other than as set forth herein, for all purposes under the Credit Agreement and the other Loan Documents, each reference to a “Facility”, “Loan” or “Term Loan” or “Facilities”, “Loans” or “Term Loans” in the Credit Agreement shall be deemed to include the New TLB Loans, each reference to “Commitment” or “Commitments” in the Credit Agreement shall be deemed to include New TLB Commitments and other related terms in each instance will have correlative meanings mutatis mutandis, as applicable.

2.	Credit Agreement Governs. Except as set forth in this Agreement, the New TLB Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

3.	Initial Drawing. The New TLB Loans shall be denominated in Dollars and shall be made in a single drawing on the Effective Date.

4.
Applicable Rate. The New TLB Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the US Borrower and notified to the Administrative Agent in accordance with Section 5 herein and Section 4.02(b) of the Credit Agreement. The Applicable Rate for the New TLB Loans shall mean (a) 3.75% with respect to Eurdollar Loans and (b) 2.75% with respect to ABR Loans. For the avoidance of doubt, if the Adjusted LIBO Rate or Alternate Base Rate, as applicable, shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

5.	Procedure for New TLB Borrowing.

(a)
Each New TLB Loan shall be made as part of a Borrowing consisting of New TLB Loans of the same Class and Type made by the New Lenders of such Class proportionately to their applicable New TLB Commitments. For any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess of such amount.

(b)
To request a Borrowing, the US Borrower shall deliver to the Administrative Agent a fully completed and executed New TLB Loan Borrowing Request (as defined below) (A) in the case of a Eurodollar Borrowing, not later than 12:00 p.m. (New York City time) at least three Business Days in advance of the proposed Effective Date (which shall be a Business Day) and (B) in the case of a ABR Borrowing, not later than 12:00 p.m. (New York City time) at least one Business Day in advance of the proposed Effective Date (which shall be a Business Day). Promptly upon receipt by the Administrative Agent of a New TLB Loan Borrowing Request (as defined below) in accordance with this paragraph, the Administrative Agent shall notify each New Lender of the applicable Class of the details thereof and of the amount of such New Lender’s New TLB Loan to be made as part of the requested Borrowing. Following delivery of a New TLB Loan Borrowing Request for a Eurodollar Borrowing, any failure to make such Borrowing shall be subject to Section 5(c). “New TLB Loan Borrowing Request” means a request, substantially in the form of Exhibit A hereto, by the US Borrower for a New TLB Loan Borrowing in accordance with this Section 5(b).

(c)
In the event of the failure to borrow any New TLB Loan on the date specified TLB Loan Borrowing Request delivered pursuant to this Agreement, the US Borrower in respect of such New TLB Loan shall compensate each New Lender for the loss, cost and expense attributable to such event as set forth in Section 4.11 of the Credit Agreement.

6.
Principal Payments. The US Borrower shall repay New TLB Loan Borrowings on February 28, May 31, August 31 and November 30 of each year, commencing with November 30, 2018 and ending with the last such day to occur prior to July 30, 2025 (the “New TLB Loan Maturity Date”), in an aggregate principal amount for each such date equal to 0.25% of the aggregate original principal amount of the New TLB Loans outstanding on the Effective Date immediately after giving effect to this Agreement. To the extent not previously paid, all New TLB Loans shall be due and payable on the New TLB Loan Maturity Date.

7.
Optional and Mandatory Prepayments. Scheduled installments of principal of the New TLB Loans set forth in Section 6 above shall be reduced in connection with any optional or mandatory prepayments of the New TLB Loans in accordance with Sections 4.05, 4.06 and 4.13 of the Credit Agreement, as applicable.

8.
Prepayment Fees. In the event that prior to the date that is six months after the Effective Date a Repricing Transaction occurs with respect to the New TLB Loans, the US Borrower shall pay a premium to each New Lender whose New TLB Loans is repaid or amended, equal to 1.00% of the principal amount of such New Lender’s affected New TLB Loan.

For purposes of the foregoing:
“Repricing Transaction” means, in connection with a transaction the primary purpose of which is to prepay, refinance, substitute, replace or amend the New TLB Loans to reduce the Yield thereof, either (a) the prepayment, refinancing, substitution or replacement of all or a portion of the New TLB Loans with the incurrence of any long-term debt financing by the US Borrower having a Yield at the time of incurrence thereof that is less than the Yield of such New TLB Loans at the time of such incurrence or (b) any amendment to this Agreement or the Credit Agreement that reduces the Yield of the New TLB Loans. No “Repricing Transaction” shall be deemed to occur in connection with any Change in Control, Public Offering, Transformative Investment or Transformative Acquisition.

“Yield” means, with respect to any Indebtedness, the yield thereon, as determined by the US Borrower in good faith consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fees or original issue discount shared with all providers of such financing, with upfront fees and original issue discount being equated to interest margins based on an assumed four year life to maturity, but excluding the effect of any ticking, unused line, amendment, arrangement, structuring, syndication, commitment, underwriting or similar fees (regardless of whether paid, in whole or in part, to any or all lenders or holders or other fees not paid generally to all lenders or holders of Indebtedness).

“Public Offering” means an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of common equity interests in the US Borrower.

“Transformative Acquisition” means any acquisition by the US Borrower that is either (a) not permitted by the terms of the Credit Agreement immediately prior to the consummation of such acquisition or (b) if permitted by the terms of the Credit Agreement immediately prior to the consummation of such acquisition, would not provide the US Borrower with adequate flexibility under the Credit Agreement for the continuation and/or expansion of the combined operations of the US Borrower and any such acquired entity following such consummation, as determined by the US Borrower acting in good faith.

“Transformative Investment” means any Investment by the US Borrower that is either (a) not permitted by the terms of this Agreement immediately prior to the making of such Investment or (b) if permitted by the terms of the Credit Agreement immediately prior to the making of such Investment, would not provide the US Borrower with adequate flexibility under the Credit Agreement to make any additional Investments, as determined by the US Borrower acting in good faith.

9.
Upfront Fees. The US Borrower agrees to pay to the Administrative Agent for the ratable benefit of each New Lender as of the Effective Date, an upfront fee in an amount equal to 0.50% of the aggregate principal amount of all New TLB Loans funded by the New Lenders on the Effective Date (the “Upfront Fees”). All Upfront Fees shall be payable in full on the Effective Date in immediately available funds.

10.	Affirmative Covenants; Confidentiality.

(a)
Information Deliveries. The US Borrower, the Administrative Agent and each New Lender acknowledge that certain of the New Lenders may be Public Lenders (as defined below) and, if documents or notices required to be delivered pursuant to Section 7.01, Section 7.02 or otherwise are being distributed through the Platform to the New Lenders, any document or notice that the US Borrower has indicated contains Non-Public Information (as defined below) will not be posted on the portion of the Platform that is designated for Public Lenders. The US Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the US Borrower that is suitable to make available to Public Lenders. If the US Borrower has not indicated whether a document or notice delivered pursuant to Section 7.01 or Section 7.02 or otherwise contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on the portion of the Platform that is designed for Lenders that wish to receive Non-Public Information. The US Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 7.01(a)(i) and (iii) of the Credit Agreement, along with the Loan Documents, available to Public Lenders and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The US Borrower will not request that any other material be posted to Public Lenders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the US Borrower has no outstanding publicly traded securities, including 144A securities. In no event shall the Administrative Agent post to Public Lenders any compliance certificate delivered pursuant to Section 7.01(b), any collateral coverage ratio certificate delivered pursuant to Section 7.01(c), any report of statistical information delivered pursuant to Section 7.01(e), any amendment or modification to the Master Intercompany Agreement or the Used Truck Loan Agreement delivered pursuant to Section 7.01(f) or any budgets or forecasts.

For purposes of the foregoing:
“Non-Public Information” means material non-public information (within the meaning of the United States Federal or state securities laws or the securities laws of any other jurisdiction where the Parent or any Subsidiary thereof has issued, registered or listed for trading any securities) with respect to with respect to the Parent and its Subsidiaries or their securities.

“Platform” means IntraLinks/IntraAgency, SyndTrak or another similar website or other information platform.

“Public Lenders” means Lenders that do not wish to receive Non-Public Information.

(b)
Inspection Rights. Notwithstanding anything to the contrary set forth in the Credit Agreement, so long as no Event of Default has occurred and is continuing, the rights of the New Lenders under the second sentence of Section 7.06 of the Credit Agreement shall be limited to the right of the New Lenders and any representatives designated by any New Lender to accompany the Administrative Agent on no more than one such visit and inspection during any year.

(c)
Quarterly Conference Calls. Section 7.10 of the Credit Agreement is hereby incorporated by reference herein; provided that such requirement shall be deemed satisfied for any quarter for which the Parent has a quarterly earnings results conference call in which New Lenders may participate and ask questions.

(d)
Beneficial Ownership Regulation. The US Borrower will furnish to the Administrative Agent, on behalf of each New Lender, promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any New Lender (through the Administrative Agent) for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”).

(e)	Confidentiality. Section 12.14 of the Credit Agreement is hereby incorporated by reference herein. Notwithstanding anything to the contrary set forth in Section 12.14 of the Credit Agreement,

(i)
each New Lender acknowledges that Information (as defined in Section 12.14 of the Credit Agreement) furnished to it pursuant to this Agreement or the Credit Agreement, as applicable, may include material non-public information concerning the US Borrower or its Subsidiaries or their respective securities and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws; and

(ii)
all information, including requests for waivers and amendments, furnished by the US Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement, the Credit Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the US Borrower and its Subsidiaries and their related parties or their respective securities. Accordingly, each New Lender represents to the US Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws.

11.
Standstill Provision; Certain Amendments. A default as a result of a failure to comply with Sections 7.08(d) (other than with respect to Section 1 of the Parents’ Side Agreement), 8.01 or 8.10 of the Credit Agreement or a default under clause (o) of Article IX of the Credit Agreement shall not constitute an Event of Default with respect to the New Lenders unless and until the Required Revolving Lenders (as defined below) shall have terminated their Revolving Commitments in accordance with Article IX of the Credit Agreement or declared all amounts under the Revolving Loans to be due and payable (such period commencing with a default under Sections 7.08(d) (other than with respect to Section 1 of the Parents’ Side Agreement), 8.01 or 8.10 or clause (o) of Article IX of the Credit Agreement and ending on the date on which the Required Revolving Lenders terminate the Revolving Commitments or accelerate the Revolving Loans in accordance with Article IX of the Credit Agreement, the “Standstill Period”). At any time thereafter during the continuance of such event, the Administrative Agent may (x) prior to the expiration of the Standstill Period, at the request of the Required Revolving Lenders (in such case only with respect to Revolving Commitments, Revolving Loans and any Letters of Credit) only or (y) after the expiration of the Standstill Period, at the request of the Required Lenders (as defined below), shall, by notice to the US Borrower, take either or both of the following actions, at the same or different times: (i) terminate the applicable Commitments, and thereupon such Commitments shall terminate immediately, and (ii) declare the applicable Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower. For the avoidance of doubt and notwithstanding anything to the contrary set forth in the Credit Agreement, only the Required Revolving Lenders shall have the ability to waive, amend, supplement or modify the covenants set forth in Sections 7.08(d) (other than with respect to Section 1 of the Parents’ Side Agreement), 8.01 or 8.10, Article IX (solely with respect to clause (o) thereof or as it relates to Sections 7.08(d) (other than with respect to Section 1 of the Parents’ Side Agreement), 8.01 or 8.10) or any component definition of any such covenant set forth in such sections (solely as it relates to such sections).

For purposes of the foregoing:

“Required Revolving Lenders” means the holders of more than 50% of the aggregate US Revolving Commitments there in effect; provided that, for purposes of declaring the Revolving Loans to be due and payable pursuant to Article IX, and for purposes after the Loans become due and payable pursuant to Article IX or the Revolving Commitments expire or terminate, “Required Revolving Lenders” means Revolving Lenders having Revolving Credit Exposure representing more than 50% of the aggregate amount of the aggregate Revolving Credit Exposures of all Revolving Lenders.

12.
Notice of New Term Loan Commitments. This Agreement represents a request by the US Borrower to the Administrative Agent to establish the New TLB Commitments in the amount of the Aggregate New TLB Commitments on the Effective Date pursuant to Section 4.16(a) of the Credit Agreement.

13.
New Term Loan Lenders. Other than as set forth herein, to the extent not already a Lender, each New Lender acknowledges and agrees that upon its execution of this Agreement and the making of the New TLB Loans, such New Lender shall become a “Lender” and a “Term Lender” under, and for all purposes of, the Credit Agreement and the other Loans Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender and a Term Lender thereunder.

14.
Use of Proceeds. The proceeds from the New TLB Loans shall be used (a) to make a loan pursuant to Section 8.05(a)(xvi) of the Credit Agreement to International Truck and Engine Corporation Cayman Islands Holding Company, a company organized in the Cayman Islands, in an amount not to exceed $150,000,000, (b) to pay fees and expenses incurred in connection with this Agreement and (c) for other general corporate purposes.

15.	Representations and Warranties. The US Borrower represents and warrants to each of the New Lenders and the Administrative Agent that as of the Effective Date:

(a)
This Agreement to be consummated by the US Borrower is within the US Borrower’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the US Borrower and constitutes a legal, valid and binding obligation of the US Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(b)
The representations and warranties of the Borrowers, the Parent and International set forth in the Loan Documents (except for, other than in the case of the New TLB Loans made on the Effective Date, the representations and warranties set forth in Section 5.04(e) and Section 5.14(a) of the Credit Agreement) and any other Loan Document shall be true and correct in all material respects (without duplication of any materiality standard set forth in such representation or warranty) on and as of the Effective Date (except to the extent that any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (without duplication of any materiality standard set forth in such representation or warranty) on and as of such earlier date).

16.
Conditions to Effectiveness of this Agreement. This Agreement, and the obligation of each New Lender to make its respective New TLB Commitment and to fund its New TLB Loans hereunder, will become effective on the date (the “Effective Date”) on which each of the following conditions is satisfied:

(a)
The Administrative Agent (or its counsel) shall have received a counterpart or written evidence satisfactory to the Administrative Agent (which may include electronic delivery of a signed signature page) that such party has signed a counterpart of this Agreement from the US Borrower, the Administrative Agent and each New Lender.

(b)	On the Effective Date and immediately after giving effect thereto, no Default or Event of Default shall exist or result therefrom.

(c)
The representations and warranties set forth in Section 15 hereof shall be true and correct in all material respects (without duplication of any materiality standard set forth in such representation or warranty).

(d)
The US Borrower fully ratifies and affirms that the Liens as granted under the Collateral Documents securing payment of the US Obligations are in all respects continuing and in full force and effect and secure the payment of the US Obligations, and the US Borrower ratifies and affirms all Security Documents to which it is a party and agrees that all collateral granted thereunder secures all US Obligations.

(e)
All security interests and liens granted pursuant to the Loan Documents secure and shall continue to secure the payment and performance of all of the Obligations pursuant to the Loan Documents, whether now existing or hereafter arising.

(f)
The Administrative Agent, the New Lenders and the Joint Lead Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, and to the extent invoiced, reimbursement or payment of all reasonable out of pocket expenses required to be reimbursed or paid by the US Borrower hereunder.

(g)
The Administrative Agent shall have received a certificate of the US Borrower, dated the Effective Date, as to (i) the adoption of resolutions of the Board of Directors (or other similar governing body) of the US Borrower authorizing (A) the execution, delivery and performance of this Agreement and (B) the borrowings contemplated hereunder, (ii) the incumbency and true signature of the officers of the US Borrower executing this Agreement issued hereunder and (iii) the certificate of incorporation and by-laws, which certificate shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel and executed by the secretary or any assistant secretary or a legal representative of the US Borrower.

(h)
The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Paul Hastings LLP, New York counsel for the US Borrower, and (ii) internal counsel of the US Borrower, in each case, covering such matters relating to the US Borrower or this Agreement as the Administrative Agent shall reasonably request.

(i)
The Administrative Agent shall have received a customary certificate from the chief financial officer or treasurer of the US Borrower certifying that the US Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions contemplated to occur on the Effective Date, are solvent (within the meaning of Section 5.18 of the Credit Agreement).

(j)
To the extent the US Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the US Borrower shall deliver to each New Lender that so requests (which request is made through the Administrative Agent), a certification regarding beneficial ownership required by the Beneficial Ownership Regulation in relation to the US Borrower; provided that the Administrative Agent has provided the US Borrower a list of each such New Lender and its electronic delivery requirements at least three Business Days prior to the Effective Date.

17.
Recordation of the New TLB Loans. Upon execution and delivery hereof and the funding of the New TLB Loans, the Administrative Agent will record the New TLB Loans made by each New Lender in the Register

18.
Amendment, Modification and Waiver. Section 12.02 of the Credit Agreement is hereby incorporated by reference herein; provided that, for purposes of this Agreement, “Required Lenders” means Required Term Lenders. “Required Term Lenders” means at any time, the holders of more than 50% of the aggregate unpaid principal amount of the New TLB Loans then outstanding.

19.
Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

20.
GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

21.
Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

22.
Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by electronic delivery shall be effective as delivery of a manually executed counterpart of this Agreement.

23.
WAIVER OF JURY TRIAL. THE US BORROWER, THE ADMINISTRATIVE AGENT AND EACH OF THE NEW LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

24.
Loan Document. On and after the Effective Date, this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents (it being understood that for the avoidance of doubt this Agreement may be amended or waived solely by the parties hereto as set forth in Section 18 above).

25.
Effect of Agreement. Except as expressly set forth herein, (i) this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each party reaffirms its obligations under the Loan Documents to which it is party and the validity of the guarantees and Liens granted by it pursuant to the Security Documents. From and after the Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as modified by this Agreement. Each of the parties hereby consents to this Agreement and confirms that all obligations of such party under the Loan Documents to which such party is a party shall continue to apply to the Credit Agreement as modified hereby.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first set forth above.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a New Lender

By:	/s/ Gene Riego de Dios
Name:	Gene Riego de Dios
Title:	Executive Director

[Signature Page to Joinder Agreement]

NAVISTAR FINANCIAL CORPORATION,
as Borrower

By:	/s/ Petrina Rauzi
Name:	Petrina Rauzi
Title:	Vice President & Treasurer

[Signature Page to Joinder Agreement]

SCHEDULE A
TO JOINDER AGREEMENT

Name of New Term Loan Lender	Commitment Amount
JPMorgan Chase Bank, N.A.	$400,000,000
Total: $400,000,000

Exhibit A
NEW TLB LOAN BORROWING REQUEST

NEW TLB LOAN BORROWING REQUEST
Pursuant to Section 5(b) of the Joinder Agreement, to be dated on or about July 30, 2018, among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the “US Borrower”), the NEW LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), establishing new term loans under that certain Third Amended and Restated Credit Agreement, dated as of May 27, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the US Borrower, NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD REGULADA, a Mexican corporation, the LENDERS party thereto, the Administrative Agent, and BANK OF AMERICA, N.A., as Syndication Agent, the undersigned hereby delivers this New TLB Loan Borrowing Request. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
The undersigned hereby requests that a US Eurodollar Borrowing be made in the aggregate principal amount of $400,000,000.00 on July 30, 2018 with an Interest Period of one month.
The undersigned hereby certifies as follows:
(a)The representations and warranties made by the Borrowers in the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof (except to the extent they relate to a particular date, in which case they shall remain true and correct in all material respects on and as of such date);
(b)No Default has occurred and is continuing on the date hereof or after giving effect to the Borrowing requested to be made hereby; and
(c)The Cash Balance of the US Borrower and its Subsidiaries (after giving effect to the Borrowing to be made hereby, the application of proceeds of such Borrowing and the use of cash on hand) does not exceed $75,000,000.
The undersigned agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will promptly (and, in any event, prior to such Borrowing) so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such Borrowing as if then made.
The US Borrower hereby directs the Administrative Agent to disburse the proceeds of the New TLB Loan made to the US Borrower on the Effective Date (as defined in the certain Joinder Agreement to the Credit Agreement) as set forth in the funds flow memorandum to be dated on or about July 30, 2018.

[New TLB Loan Borrowing Request]

Please wire transfer the proceeds of the Borrowing to the account of the undersigned at ___________________ Routing No.: ______________ (Account No. ___________).
* * * * *

[New TLB Loan Borrowing Request]

The undersigned further agrees to compensate each Lender for any loss, cost and expense attributable to such Lender pursuant to Section 4.11 of the Credit Agreement.

NAVISTAR FINANCIAL CORPORATION

By:
Name:	Petrina Rauzi
Title:	Vice President & Treasurer

[New TLB Loan Borrowing Request]